UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 5, 2013

ARTEMIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54678	46-0678065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Attn: Peter Iodice, President
897 Fording Island Rd., #411
Bluffton, SC 29910
(Address of principal executive offices)

(315) 652-2274
 (Registrant’s telephone number, including area code)

________________________________________________
 (Former Name of Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01 – Entry Into Material Definitive Agreement.

On February 5, 2013, Artemis Acquisition Corp., a Delaware corporation (“Artemis”) entered into a Merger Agreement dated as of February 3, 2013 (the “Merger Agreement”) with Sharewell Capital Group, Inc. (“Sharewell”), pursuant to which, subject to certain conditions, Artemis will merge with and into Sharewell, with Sharewell being the surviving entity of the Merger (the “Merger”).  Pursuant to the terms of the Merger Agreement, the shareholders of Artemis will receive 407,000,000 shares, or approximately 81% of the equity in the surviving corporation, and the shareholders of Sharewell will receive 89,000,000 shares, or approximately 19% of the equity in the surviving corporation.  The surviving corporation plans to change its name to Artemis Acquisition Corp. promptly upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, Sharewell’s directors and officers will resign so that the officers and directors of Artemis will be the officers and directors of the surviving corporation.

The Merger Agreement contains customary representations, warranties and covenants of Artemis and Sharewell, including, without limitation, covenants relating to the conduct of the business of Sharewell between the date of signing of the Merger Agreement and the consummation of the Merger.  The closing of the Merger is to take place on or before February 15, 2013.  However, the completion of the Merger is subject to the satisfaction of certain closing conditions, including, without limitation, (a) the approval of the Merger by the Stockholders of both Artemis and Sharewell and (b) the approval by FINRA of any corporate actions associated with the Merger and planned corporate name change to Artemis Acquisition Corp.

The Merger Agreement has been filed to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about Artemis, Sharewell or any of their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement.  These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure letters that will be delivered to the other party in connection with the consummation of the Merger, which disclosure letters will contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Artemis or Sharewell.  Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Artemis or Sharewell.

The foregoing descriptions of the Merger Agreement and the exhibits thereto are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 to this report, and which is incorporated in this report by reference.  You are urged to read the entire Merger Agreement.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1  Merger Agreement, dated as of February 3, 2013 between Sharewell Capital Group, Inc. and Artemis Acquisition Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis Acquisition Corporation

Date: February 11, 2013	By:
	Name:	Peter Iodice
	Title:	Chairman of the Board / President

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